UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 __________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 21, 2019

__________________________________________
SENSATA TECHNOLOGIES HOLDING PLC
(Exact name of Registrant as specified in its charter)

 __________________________________________

ENGLAND AND WALES	001-34652	98-1386780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Interface House, Interface Business Park
Bincknoll Lane
Royal Wootton Bassett
Swindon SN4 8SY
United Kingdom

(Address of Principal executive offices, including Zip Code)
+1 (508) 236 3800
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)

 __________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)    On January 24, 2019, Sensata Technologies Holding plc (the “Company”) announced that Jeffrey Cote, who is currently the Company’s Executive Vice President, Sensing Solutions and Chief Operating Officer, has been promoted to President, effective immediately. In connection with his appointment, Mr. Cote was awarded an approximate 6% increase in his base pay to $605,000, and his target bonus percentage pursuant to the Company’s annual bonus plan will continue to be 100% of base salary. In all other respects, the terms and conditions of Mr. Cote’s employment will continue to be governed by the Amended and Restated Employment Agreement, dated as of November 8, 2016, between Mr. Cote and Sensata Technologies, Inc., a subsidiary of the Company.
Prior to his appointment as President of the Company, Mr. Cote served as Executive Vice President, Sensing Solutions and Chief Operating Officer of the Company from November 2015 to January 2019, and previously served as Chief Operating Officer since July 2012. Additional background information on Mr. Cote can be found on page 15 of the Company’s 2018 Definitive Proxy Statement, filed with the Securities and Exchange Commission on April 27, 2018 (“2018 Proxy Statement”).
A copy of the press release announcing Mr. Cote’s promotion is attached as Exhibit 99.1.
(d)    On January 21, 2019, the Board of Directors (the “Board”) of the Company appointed John Absmeier, Chief Technology Officer of Lear Corporation (“Lear”), to serve as a director on the Board. In addition, Mr. Absmeier was appointed to serve on the Board’s Growth & Innovation Committee. Mr. Absmeier’s term will begin on March 1, 2019. There were no arrangements or understandings between Mr. Absmeier and the Company or any other person pursuant to which he was selected as a director. Mr. Absmeier will be entitled to receive compensation as an independent director and for his committee service in accordance with the Board’s current compensation. Information regarding board compensation can be found on page 54 of the Company’s 2018 Proxy Statement.
Mr. Absmeier, age 43, joined Lear in June 2018 as Chief Technology Officer, leading all aspects of Lear’s technology and innovation efforts, reporting to the President and Chief Executive Officer. Prior to joining Lear, he was Vice President of Smart Machines at Samsung Electronics from November 2015 through May 2018. While at Samsung, he led the company’s acquisition of Harman International and in May 2017, became the Senior Vice President and General Manager of the ADAS/Autonomous business unit at Harmon. Prior to joining Samsung, Mr. Absmeier was with Delphi Corporation for 19 years, where he held several positions of increasing responsibility. Most recently, from October 2012 to November 2015, he was Managing Director - Delphi Labs @Silicon Valley and Autonomous Driving, and from October 2006 to October 2012, Business Director - Electronic Controls, Asia Pacific. He also held several roles of increasing responsibility at Delphi in the areas of hybrid and electric vehicles, fuel cells and telematics. Mr. Absmeier holds an M.S. in Mechanical Engineering and Masters in Management of Technology from the University of California, Berkeley, and a B.S. in Mechanical Engineering from Purdue University. Before launching his business career, Mr. Absmeier served over eight years with the United States Marine Corps, during which he was awarded the Navy Achievement Medal for outstanding performance.
A copy of the press release announcing Mr. Absmeier’s appointment to the Board is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

99.1	Press release issued by Sensata Technologies Holding plc, dated January 24, 2019, announcing appointment of John Absmeier to the Board and promotion of Jeff Cote to President.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING PLC

/s/ Paul Vasington
Date: January 24, 2019	Name: Paul Vasington
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Sensata Technologies Holding plc, dated January 24, 2019, announcing appointment of John Absmeier to the Board and promotion of Jeff Cote to President.

4